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INDEPENDENT AUDITORS' CONSENT

To the Stockholders and Board of Directors of Morrison Knudsen Corporation


We consent to the incorporation by reference in this Registration Statement of Morrison Knudsen Corporation on Form S-3 of our report dated February 8, 1993 appearing in the Annual Report on Form 10-K for the year ended December 31, 1992 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

Deloitte & Touche

Boise, Idaho
February 16, 1994